EXHIBIT 10.2

REQUEST FOR EXTENSION

September 8, 2017

To:	JPMorgan Chase Bank, N.A.
as administrative agent (the “Administrative Agent”)

Re:
Third Amended and Restated Long Term Credit Agreement dated as of May 17, 2016 among Whirlpool Corporation, Whirlpool Europe B.V., Whirlpool Finance B.V., Whirlpool Canada Holding Co., the other borrowers from time to time party thereto, the lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent for such lenders, Citibank, N.A., as Syndication Agent, and BNP Paribas and Mizuho Bank, Ltd., as Documentation Agents (as amended, supplemented or otherwise modified from time to time through the date hereof, the “Credit Agreement”).

1.    Capitalized terms used herein have the meanings assigned to them in the Credit Agreement.

2.    Pursuant to Section 2.13(a) of the Credit Agreement, the undersigned hereby requests that the Termination Date be extended by one year, to May 17, 2022.

3.    The undersigned hereby certifies that the following statements will be true on and as of the Extension Date and after giving effect to such extension:

(a)    the representations and warranties contained in Article 6 of the Credit Agreement are true and correct in all material respects (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date), except for (x) those contained in Sections 6.04, 6.05 and 6.07 of the Credit Agreement and (y) those contained in Sections 6.06 and 6.12 of the Credit Agreement solely as such representations and warranties relate to any Subsidiary acquired in connection with a Material Acquisition (including any Subsidiary of the target of such Material Acquisition) consummated within 30 days prior to such date.
(b)    No Default or Unmatured Default has occurred and is continuing.

WHIRLPOOL CORPORATION

By /s/ MATTHEW NOCHOWITZ
Name: Matthew Nochowitz
Title: Vice President of Tax and Treasurer

September 27, 2017
JPMorgan Chase Bank, N.A.,
as Administrative Agent
500 Stanton Christiana Road, Ops 2, 3rd Floor
Newark, Delaware 19713
Attention:     Loan and Agency Services Group
Whirlpool Corporation
Ladies and Gentlemen:
Reference is made to the Third Amended and Restated Long-Term Credit Agreement dated as of May 17, 2016 (as amended or modified from time to time, the “Credit Agreement”) among Whirlpool Corporation, a Delaware corporation, Whirlpool Europe B.V., a Netherlands corporation, Whirlpool Finance B.V., a Netherland corporation, Whirlpool Canada Holding Co., a Nova Scotia unlimited company, the Lenders (as defined in the Credit Agreement) and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (the “Administrative Agent”). Terms defined in the Credit Agreement are used herein with the same meaning unless otherwise defined herein, and all references to Sections herein are references to Sections of the Credit Agreement.
Pursuant to Section 2.13(b), the Lender named below hereby notifies the Administrative Agent as follows:
The Lender named below desires to extend the Termination Date with respect to its Commitment for a period of one year, expiring May 17, 2022.
By execution below, the Lender named below hereby agrees to waive the requirement that the Lenders are afforded 20 days after the Request Date to respond to the request to extend the Commitment Date.
This notice and waiver is subject in all respects to the terms of the Credit Agreement, is irrevocable and shall be effective only if received by the Administrative Agent no later than September 27, 2017.
Very truly yours,
[NAME OF LENDER]
By:___________________________                                            Name:
Title: